UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2005

                                    DVL, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                    1-8356                     13-2892858
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(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)

70 East 55th Street, 7th Floor, New York, NY                            10022
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (212) 350-9900

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2005, DVL, Inc. (the "Company") entered into a Loan and Security Agreement (the "Loan Agreement") with Pemmil Funding LLC (the "Lender"), pursuant to which the Company borrowed from the Lender $2,500,000 (the "Loan"). The Loan Agreement provides that principal and unpaid interest are due December 27, 2008 and provides for interest at a rate of 12% per annum, compounded monthly. Interest will be payable monthly on the Loan, but the Company may elect not to make any such interest payment when due, and such amount of unpaid monthly interest shall be added to principal. The Company is required to prepay the Loan (plus any accrued and unpaid interest) to the extent that the Company consummates certain capital transactions (as defined in the Loan Agreement) that result in net proceeds (as defined in the Loan Agreement) to the Company. The obligations under the Loan Agreement are secured by a pledge of the Company's equity interest in S2 Holdings, Inc., the Company's wholly-owned subsidiary. The Company may prepay all or a portion of the Loan at any time prior to maturity without penalty or premium.

Certain members of Pemmil are insiders and/or affiliates of the Company, including Alan Casnoff, the Company's President and a Director of the Company, and Lawrence J. Cohen, Steve Simms, Ron Jacobs, Keith Stein and Jay Chazanoff, each of whom is a beneficial owner of greater than 10% of the Company's common stock. An affiliate of Messrs. Cohen, Jacobs and Chazanoff is a party to an asset services agreement with the Company, pursuant to which the Company will pay approximately $702,000 in 2005. Mr. Stein is a special purpose director of the Company.

Item 1.02 Termination of a Material Definitive Agreement

On December 27, 2005, the Company paid from the proceeds of the Loan all outstanding principal and interest due in the amount of $2,554,127.85, in full satisfaction of a promissory note to Bridge Capital, LLC ("Bridge Capital"), which promissory note was issued by the Company pursuant to the Fourth Amendment, dated October 27, 1997, to an Amended and Restated Loan Agreement between the Company, Bridge Capital and NPM Capital LLC, as amended. The principal amount of such loan was due and payable on January 5, 2006 and accrued interest at a rate of 12% per annum, payable monthly (but at the Company's option, such monthly amounts could instead be added to principal), and was secured by substantially all of the assets of the Company. Affilates of Blackacre Capital Group, which is the parent of Bridge Capital, are beneficial owners of greater than 10% of the Company's securities.

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 DVL, INC.


                                                 By: /s/ Jay Thailer
                                                     ---------------------------
                                                 Name: Jay Thailer
                                                 Title: Executive Vice President
                                                 and Chief Financial Officer

Date: December 29, 2005